Exhibit 99.1

TIBCO Software Inc. and Balboa Merger Sub, Inc. Announce $950 Million Senior Notes Offering

Palo Alto, CA, November 14, 2014— TIBCO Software Inc. (“TIBCO” or the “Company”) and Balboa Merger Sub, Inc. (the “Issuer”), controlled by affiliates of Vista Equity Partners (“Vista” or the “Sponsor”), today announced that the Issuer intends to privately offer, subject to market and other conditions, $950 million in aggregate principal amount of its senior notes due 2021 (the “Notes”). The net proceeds from the offering of the Notes, together with other financing sources, will be used to fund the acquisition of TIBCO by an affiliate of the Sponsor (the “Acquisition”) and to pay certain related fees, commissions and expenses. TIBCO will assume all of the obligations of Issuer under the Notes upon the consummation of the acquisition. The offering and the actual terms of the Notes, including the interest rate, will depend on market and other conditions.

The Notes will be offered to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act.

The Notes have not been and will not be registered under the Securities Act or any state or other jurisdiction’s securities laws. Accordingly, the Notes may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements under the Securities Act and any applicable state or other jurisdiction’s securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About TIBCO Software Inc.

TIBCO Software Inc. (NASDAQ: TIBX) is a global leader in infrastructure and business intelligence software. Whether it’s optimizing inventory, cross-selling products, or averting crisis before it happens, TIBCO uniquely delivers the Two-Second Advantage® — the ability to capture the right information at the right time and act on it preemptively for a competitive advantage. With a broad mix of innovative products and services, TIBCO is the strategic technology partner trusted by businesses around the world.

About Vista Equity Partners

Vista Equity Partners, a U.S.-based private equity firm with offices in Austin, Chicago and San Francisco, with over $14 billion in cumulative capital commitments, currently invests in dynamic, successful software, data and technology-enabled organizations led by world-class management teams with long-term perspective. Vista is a value-added investor, contributing professional expertise and multi-level support towards companies realizing their full potential. Vista’s investment approach is anchored by a sizable long-term capital base, experience in structuring technology-oriented transactions, and proven management techniques that yield flexibility and opportunity in private equity investing.

Forward-Looking Statements

Statements about the expected timing, completion and effects of the proposed offering of Notes, the Acquisition and all other statements in this release, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. The proposed Acquisition may not be completed because of a number of factors, including (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the acquisition agreement, (2) the failure to obtain the necessary financing arrangements set forth in the debt and equity commitment letters delivered in connection with the Acquisition, (3) risks related to disruption of management’s attention from TIBCO’s ongoing business operations due to the Acquisition and (4) the effect of the announcement of the Acquisition on the ability of TIBCO to retain and hire key personnel and maintain relationships with its customers, suppliers, operating results and business generally.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent the Issuer’s and the Company’s views as of the date on which such statements were made. The Issuer and the Company anticipate that subsequent events and developments may cause each of their views to change. However, although the Issuer and the Company may elect to update these forward-looking statements at some point in the future, they specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing the Issuer’s or the Company’s views as of any date subsequent to the date hereof. Except as required by law, neither the Issuer nor the Company undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of this news release or to reflect the occurrence of unanticipated events or otherwise.

Contact Details

John Ederer

TIBCO Software Inc.

(650) 846-8696

jederer@tibco.com